Exhibit 10.1

SUBORDINATED NOTE PURCHASE AGREEMENT

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 6, 2018, and is made by and among Howard Bancorp, Inc., a Maryland corporation (“Company”), and the purchaser(s) of the Subordinated Notes (as defined herein) named on Schedule I hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, Company has requested that the Purchasers purchase from Company a portion of the up to $25,000,000 in aggregate principal amount of Subordinated Notes that Company intends to issue pursuant to this Agreement and the Additional Note Purchase Agreements (as defined herein), which aggregate amount is intended to qualify as Tier 2 Capital (as defined herein) for Company.

WHEREAS, Company has engaged Keefe, Bruyette & Woods, Inc. as its exclusive placement agent (“Placement Agent”) for the offering of the Subordinated Notes.

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is contemplated by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the offer and sale of the Subordinated Notes by Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

WHEREAS, each Purchaser is willing to purchase from Company a Subordinated Note in the principal amount set forth in Schedule I (each a “Subordinated Note Amount” and in aggregate the “Subordinated Note Amounts”), and Company is willing to sell such Subordinated Notes, in each case in accordance with the terms and subject to the conditions and in reliance on the recitals, representations, warranties, covenants, and agreements set forth herein and in the Subordinated Notes.

WHEREAS, concurrently with Company’s entering into this Agreement, Company is entering into additional Subordinated Note Purchase Agreements, each dated as of the date hereof (each, an “Additional Note Purchase Agreement”), with other purchasers of Subordinated Notes, and pursuant to this Agreement and the Additional Note Purchase Agreements, Company will issue up to $25,000,000 in aggregate principal amount of Subordinated Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.               DEFINITIONS AND INTERPRETATION.

1.1  Defined Terms. The  following capitalized terms used in this Agreement have the meanings defined or referenced below.
“Additional Note Purchase Agreement” has the meaning set forth in the Recitals.

“Affiliate(s)” means, with respect to any Person, such Person’s immediate family members, partners, members, or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Bank” means Howard Bank, a Maryland-chartered trust company with commercial banking powers under Title 3 of the Financial Institutions Article of the Annotated Code of Maryland and wholly owned subsidiary of Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York or the State of Maryland are permitted or required by any applicable law or executive order to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means December 6, 2018.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to Company.

“Company’s Reports” means (i) Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on March 15, 2018; (ii) Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018, and September 30, 2018, as filed with the Securities and Exchange Commission on May 10, 2018, August 9, 2018, and November 7, 2018, respectively; (iii) Company’s Definitive Proxy Statement on Schedule 14A related to its 2018 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on April 11, 2018; and (iv) the report on Form FRY-9SP filed by Company for the six months ended June 30, 2018.

“Disbursement” has the meaning set forth in Section 3.1.

“Eligible Purchaser” means any Purchaser purchasing $5,000,000 or more in principal amount of Subordinated Notes.

“Equity Interest” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person that is not a corporation, and any and all warrants, options, or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Subordinated Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county, or local governmental department, commission, board, regulatory authority, or agency (including, without limitation, any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency, or commission or other authority, body, or agency having supervisory or regulatory authority with respect to Company, Bank, or any of their Subsidiaries) with jurisdiction over Company, Bank, or any of their Subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances, or similar materials, including, without limitation, any substances that are “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances, or regulations.

“Hazardous Materials Laws” means any laws, regulations, permits, licenses, or requirements pertaining to the protection, preservation, conservation, or regulation of the environment that relate to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of Company or any Subsidiary of Company; and (ii) all obligations secured by any lien on property or other assets owned by Company or any Subsidiary of Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred, or maintained in the ordinary course of Company’s or Bank’s or their respective Subsidiaries’ business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by Company or Bank, and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations, or business of such Person, or (ii) would materially impair the ability of such Person to perform its obligations under any of the Transaction Documents or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in applicable laws, rules, or regulations or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic, capital market, or regulatory conditions affecting financial institutions and their holding companies or their market prices generally and not specifically related to Company or Purchasers, (4) any change in the value of Company’s loan or investment portfolio resulting from a change in interest rates generally, (5) actions or omissions of Company (or any of its Subsidiaries) or Purchasers taken pursuant to the terms of this Agreement or the Additional Note Purchase Agreements in contemplation of the transactions contemplated hereby and thereby, (6) the public disclosure of this Agreement or the Additional Note Purchase Agreements or the transactions contemplated hereby or thereby, (7) direct effects of compliance with this Agreement or the Additional Note Purchase Agreements on the operating performance of Company or Purchasers, including expenses incurred by Company or Purchasers in consummating the transactions contemplated by this Agreement or the Additional Note Purchase Agreements, (8) the effects of any action or omission taken by Company with the prior written consent of Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Subordinated Notes or the Additional Note Purchase Agreements, and (9) any change resulting from any natural disaster or any acts of terrorism, sabotage, military action, or war (whether or not declared), or any escalation or worsening thereof.

“Maturity Date” has the meaning ascribed to such term in the Subordinated Note.

“Paying Agent Agreement” means the Issuing and Paying Agent Agreement to be dated as of December 6, 2018 by and between Company and U.S. Bank National Association.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency), or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Property” means any real property owned or leased by Company, Bank, or any Subsidiary of Company or Bank.

“Purchase Price” has the meaning set forth in Section 2.1.1.

“Purchasers” has the meaning set forth in the preamble hereto.

“Regulation D” has the meaning set forth in the Recitals.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Subordinated Notes” means the Fixed-to-Floating Rate Subordinated Notes due December 6, 2028, to be issued hereunder and pursuant to the Additional Note Purchase Agreements in the form attached as Exhibit A hereto, as amended, restated, supplemented, or modified from time to time, and each Subordinated Note delivered in substitution or exchange for such Subordinated Notes.

“Subordinated Note Amount(s)” has the meaning set forth in the Recitals.

“Subsidiary” means with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Tax Returns” has the meaning set forth in Section 4.10.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in 12 C.F.R. Part 217 and 12
C.F.R. Part 250, as amended, modified, and supplemented and in effect from time to time or any replacement thereof.

“Transaction Documents” has the meaning set forth in Section 3.2.1.

“U.S. Bank” means U.S. Bank National Association.

1.2          Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein,” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to the Agreement and Subordinated Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors, and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension, or other modification thereof.

1.3            Exhibits Incorporated. All Exhibits attached are hereby incorporated into this Agreement.

2.               SUBORDINATED DEBT.

2.1      General Matters.

2.1.1   Certain Terms. Subject to the terms and conditions herein contained, Company proposes to issue and sell to the Purchasers, severally and not jointly, Subordinated Notes in an aggregate principal amount equal to the Subordinated Note Amounts. Purchasers, severally and not jointly, each agree to purchase such Subordinated Notes at a purchase price equal to 100% of the principal amount of the Subordinated Notes purchased (the “Purchase Price”) from Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Subordinated Notes.

2.2          The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the principal office of Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree.

2.3          No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against Company.

2.4          Delivery of Subordinated Notes. Delivery of the Subordinated Notes shall be through the facilities of The Depository Trust Company. To the extent that any payment of the Purchase Price to Company is initiated by any third party (including any placement agent in respect of the Subordinated Notes) on behalf of one or more Purchasers, each Purchaser and Company hereby acknowledge that such third party shall not be deemed a purchaser of Subordinated Notes for purposes of this Agreement or otherwise, and that any and all obligations of Company and each Purchaser hereunder shall remain in full force and effect with respect to each other, and such third party shall not be deemed to have assumed any obligation or liability hereunder.

3.             DISBURSEMENT.

3.1          Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by Company, each Purchaser shall disburse in immediately available funds equal to the Subordinated Note Amount set forth next to its name in Schedule I to Company in exchange for a Subordinated Note with a principal amount equal to such Subordinated Note Amount (the “Disbursement”).

3.2          Conditions Precedent to Disbursement. In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations, and warranties made by Company herein, prior to and as a condition of the Disbursement, Company shall deliver or cause to be delivered to Purchasers each of the following (unless waived in writing by a Purchaser or Purchasers with respect to such Purchaser or Purchasers only):

3.2.1        Transaction Documents. This Agreement and the Subordinated Notes issued pursuant hereto (collectively, the “Transaction Documents”), each duly authorized and executed by Company.

3.2.2        Authority Documents.

3.2.2.1                    A copy, certified by the Secretary or Assistant Secretary of Company, of the Articles of Incorporation of Company;

3.2.2.2                    A certificate of good standing of Company issued by the Maryland State Department of Assessments and Taxation;

3.2.2.3                    A copy, certified by the Secretary or Assistant Secretary of Company, of the Bylaws of Company;

3.2.2.4                    A copy, certified by the Secretary or Assistant Secretary of Company, of the resolutions of the board of directors of Company or a committee thereof authorizing the execution, delivery, and performance of the Transaction Documents;

3.2.2.5                    An incumbency certificate of the Secretary or Assistant Secretary of Company certifying the names of the officer or officers of Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

3.2.2.6                    The opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation, counsel to Company, dated as of the Closing Date, substantially in the form set forth as Exhibit B attached hereto addressed to the Purchasers and Placement Agent.  Such opinion shall include customary limitations, exceptions, assumptions, and qualifications.

3.2.3          Officer’s Certificate. A certificate signed on behalf of Company by a senior executive officer certifying that: (i) the representations and warranties of Company set forth in Sections 4.2.1, 4.2.3, 4.4.3 and 4.5 are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date; (ii) the other representations and warranties of Company set forth in Section 4 of this Agreement are true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Company (except that representations and warranties made as of a specified date shall only be required to be true and correct as of such date); and (iii) Company has performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by Company at or prior to the Closing.

3.2.4            Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

3.2.5          Aggregate Investment. The obligation of each Purchaser to consummate the purchase of the Subordinated Notes to be purchased by it at Closing and to effect the Disbursement is subject to delivery by or at the direction of Company to such Purchaser evidence that the aggregate initial principal amount of Subordinated Notes to be sold at Closing pursuant to this Agreement and the Additional Note Purchase Agreements equals or exceeds $15,000,000.

3.2.6          Other Documents.  Such other certificates, affidavits, schedules, resolutions, notes, and/or other documents that are provided for hereunder or as Company may reasonably request.

4.              REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants, as of the date hereof, to each Purchaser that:

4.1             Organization and Authority.

4.1.1                Organization Matters of Company and Its Subsidiaries.

4.1.1.1                    Company is duly incorporated, validly existing, and in good standing under the laws of the State of Maryland and has all requisite corporate power and lawful authority to conduct its business and operations as presently conducted, to own or lease and operate all of its properties and assets as presently owned or leased and operated, and to perform its obligations under the Transaction Documents. Company is duly licensed, registered, or qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company. Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

4.1.1.2                    Each Subsidiary of Company has been duly organized and is validly existing as a corporation or limited liability company, or has been duly chartered and is validly existing as a Maryland-chartered trust company with commercial banking powers under Title 3 of the Financial Institutions Article of the Annotated Code of Maryland, in each case in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other similar power and lawful authority to own, lease, and operate its properties and to conduct its business as presently owned or leased and operated or conducted, and is duly licensed, registered, or qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on Company. All of the issued and outstanding Equity Interests in each Subsidiary of Company have been duly authorized and validly issued, are fully paid, and non-assessable and are owned by Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim; none of the outstanding shares of capital stock of, or other Equity Interests in, any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary or any other entity.

4.1.1.3                    Bank is a Maryland-chartered trust company with commercial banking powers under Title 3 of the Financial Institutions Article of the Annotated Code of Maryland, the deposit accounts of which are insured by the FDIC up to applicable limits. Bank has not received any notice or other information indicating that Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred that would reasonably be expected to materially and adversely affect the status of Bank as an FDIC-insured institution.

4.1.2          Capital Stock and Related Matters. All of the outstanding capital stock of Company has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding shares of capital stock of Company were issued in violation of the preemptive or other similar rights of any securityholder of Company. There are, as of the date hereof, no outstanding options, warrants, rights, or other agreements or instruments obligating Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of the capital stock of Company or obligating Company to grant, extend or enter into any such option, warrant, right, or other agreement or instrument to or with any Person other than Company, except for such as are outstanding pursuant to equity incentive or similar plans duly adopted by Company’s board of directors or assumed by Company.

4.2     No Impediment to Transactions.

4.2.1          Transaction is Legal and Authorized. Company’s issuance of the Subordinated Notes, the borrowing by Company of the Subordinated Note Amounts, Company’s execution of the Transaction Documents, and compliance by Company with all of the provisions of the Transaction Documents are within the corporate and other powers of Company.

4.2.2          Agreement. This Agreement has been duly authorized, executed, and delivered by Company and, assuming due authorization, execution, and delivery by the other parties hereto, constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and (b) rules of law governing specific performance, injunctive relief, or other equitable principles or by other general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.2.3          Subordinated Notes. The Subordinated Notes have been duly authorized by Company and when executed by Company and issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued, and delivered, and will constitute  valid and binding obligations of Company and will be enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and (b) rules of law governing specific performance, injunctive relief, or other equitable principles or by other general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.2.4          No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor its compliance with their respective terms and conditions will: (a) violate, conflict with, or result in a breach of, or constitute a default under: (i) the Articles of Incorporation or Bylaws of Company; (ii) any of the terms, obligations, covenants, conditions, or provisions of any contract, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which Company or Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (iii) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency; or (iv) any statute, rule, or regulation applicable to Company, except, in the case of items (ii), (iii) and (iv), for such violations, conflicts, breaches, and defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, or (b) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or asset of Company. Except for covenant breaches that have been waived, neither Company nor Bank is in default in the performance, observance, or fulfillment of any of the terms, obligations, covenants, conditions, or provisions contained in any indenture or other agreement creating, evidencing, or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which Company or Bank, as applicable, is a party or by which Company or Bank, as applicable, or any of its properties may be bound or affected, except, in each case, such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company.

4.2.5          Governmental Consent. No governmental orders, permissions, consents, approvals, or authorizations are required to be obtained by Company that have not been obtained, and no registrations or declarations are required to be filed by Company that have not been filed, in connection with or in contemplation of the execution and delivery of, and performance under, the Transaction Documents, except for such as are required by applicable requirements, if any, of the Securities Act and state securities or “blue sky” laws.

4.3          Possession of Licenses and Permits. Each of Company and its Subsidiaries possess such permits, licenses, approvals, consents, and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct its business as now conducted, except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on Company; Company and each Subsidiary of Company is in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singularly or in the aggregate, have a Material Adverse Effect on Company; the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on Company; and neither Company nor any Subsidiary of Company has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses, which proceedings if not favorably determined would, singularly or in the aggregate, have a Material Adverse Effect on Company.

4.4         Financial Condition.

4.4.1          Company Financial Statements. The financial statements of Company included in Company’s Reports (including the related notes, where applicable): (i) have been prepared from, and are in accordance with, the books and records of Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders’ equity, and financial condition of Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing, in all material respects with applicable accounting and banking requirements with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, and (y) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company contained in Company’s Reports and those liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

4.4.2          Absence of Default. Since the date of the latest audited financial statements included in Company’s Reports, no event has occurred that either by itself or with the lapse of time or the giving of notice or both, would give any creditor of Company the right to accelerate the maturity of any material Indebtedness of Company.

4.4.3          Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement and the Additional Note Purchase Agreements, Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement or the Additional Note Purchase Agreements with the intent to hinder, delay, or defraud either present or future creditors of Company or any Subsidiary of Company.

4.4.4          Ownership of Property. Each of Company and its Subsidiaries has good and marketable title to all real property owned by it and good title to all other assets and properties owned by it in the conduct of its businesses, subject to no encumbrances, liens, mortgages, security interests, or pledges, except (i) those items that secure liabilities for public or statutory obligations or any discount with, borrowing from, or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) pledges to secure deposits and other liens incurred in the ordinary course of its business, (iv) items of personal property that are held in any fiduciary or agency capacity, and (v) such as do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by Company or any of its Subsidiaries. Each of Company and its Subsidiaries, as lessee, has the right under valid and existing leases of real and personal properties that are material to it in the conduct of its business to occupy or use all such properties as presently occupied and used by it.

4.5        No Material Adverse Change. Since the date of the latest of Company’s Reports, except as previously disclosed to the Purchasers, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect on Company.

4.6        Legal Matters.

4.6.1          Compliance with Law. Each of Company and its Subsidiaries (i) has complied with, (ii) to Company’s knowledge, is not under investigation with respect to, and (iii) has not been threatened to be charged with or given any notice of any material violation of, any applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except in each case as would not reasonably be expected to have a Material Adverse Effect on Company. Each of Company and its Subsidiaries (x) is, and at all times since September 1, 2015 has been, in compliance with all applicable statutes, rules, regulations, orders, and restrictions of any domestic or foreign government, or any Governmental Agency, and its own privacy policies and written commitments to its respective customers, depositors, consumers, and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of its respective customers, consumers, and employees, except, in each case, where the failure to comply would not result, individually or in the aggregate, in a Material Adverse Effect on Company, and (y) has not received at any time since September 1, 2015 any written notice asserting any violations of any of the foregoing.

4.6.2          Regulatory Enforcement Actions. None of Company, Company’s Subsidiaries, or any of their officers or directors is now operating under any agreements, memoranda, commitments, or material restrictions (other than restrictions of general application) imposed by any Governmental Agency, nor are, to Company’s knowledge: (a) any such restrictions threatened; (b) any agreements, memoranda, or commitments being sought by any Governmental Agency; or (c) any material legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency unresolved.

4.6.3          Pending Litigation. There are no actions, suits, or proceedings pending or, to Company’s knowledge, threatened or proposed, against Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Company; and neither Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board, or agency, domestic or foreign, that either separately or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company.

4.6.4          Environmental. No Property is currently or, to Company’s knowledge, has been, a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation, or presence of any Hazardous Materials and neither Company nor any of its Subsidiaries has engaged in such activities on or at the Property. There are no claims or actions pending or, to Company’s knowledge, threatened, against Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5          Brokerage Commissions. Company has engaged Placement Agent as its exclusive placement agent for the offering of the Subordinated Notes. Except for commissions paid to Placement Agent, neither Company nor any Affiliate of Company is obligated to pay any brokerage or other commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6          Investment Company Act. Neither Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.6.7          Offering of Securities. Neither Company nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Subordinated Notes pursuant to the transactions contemplated by this Agreement. Assuming the truth and accuracy of each Purchaser’s representations and warranties set forth in this Agreement and the truth and accuracy of the representations and warranties of each purchaser named on Schedule I of the Additional Note Purchase Agreements as set forth therein, the Subordinated Notes will be issued in one or more transaction(s) exempt from the registration requirements of the Securities Act.

4.7          No Misstatement. No information, exhibit, report, schedule, or document, when viewed together as a whole, furnished or made available by Company to Purchasers in connection with the negotiation, execution, or performance of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except for any statement therein or omission therefrom that was corrected, amended, supplemented, or otherwise disclosed or updated in a subsequent exhibit, report, schedule, or document furnished or made available to Purchasers prior to the date hereof.

4.8          Internal Control Over Financial Reporting; Disclosure Controls and Procedures. Company has established and maintains internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that pertains to the maintenance of records that accurately and fairly reflect the transactions of and dispositions of assets of Company (on a consolidated basis), provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Company’s and Bank’s receipts and expenditures and receipts and expenditures of each of Company’s other material Subsidiaries are being made only in accordance with authorizations of management and the board of directors, and provides reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of assets of Company on a consolidated basis that could have a material effect on financial statements. Company believes such system of internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Company’s financial reporting and the preparation of Company’s financial statements for external purposes in accordance with GAAP. Since the conclusion of Company’s last completed fiscal year, to Company’s knowledge there has not been and there currently is not (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize, and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in Company’s internal control over financial reporting. Company (A) has established and maintains disclosure controls and procedures that it believes are reasonably designed to ensure that information, including material information relating to its Subsidiaries, required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Chief Executive Officer and the Chief Financial Officer of Company by others within Company and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s board of directors any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize, and report financial information and of which Company has knowledge. Based on the evaluation of Company’s disclosure controls and procedures required by Rule 13a-15(b) of the Exchange Act, such disclosure controls and procedures are effective for the purposes for which they were established as of September 30, 2018.

4.9          Tax Matters. Company has timely filed or caused to be timely filed all material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Company prior to the date hereof, or requests for extensions to file such returns have been timely filed (“Tax Returns”), and all such Tax Returns are true, correct, and complete in all material respects, except to the extent that such failures to file, to be complete or correct, or to have requested an extension individually or in the aggregate would not have a Material Adverse Effect on Company.

4.10          Representations and Warranties Generally. The representations and warranties of Company set forth in this Agreement and in any certificate or other document delivered to Purchasers by or on behalf of Company on or prior to the date hereof pursuant to or in connection with this Agreement are true and correct as of the date hereof. None of the representations, warranties, covenants, and agreements of Company made in this Agreement or in any certificate or other document delivered to Purchasers on or prior to the date hereof by or on behalf of Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made. Any certificate signed by a duly authorized representative of Company on its behalf and delivered to a Purchaser or to counsel for a Purchaser shall be deemed to be a representation and warranty by Company to such Purchaser as to the matters set forth therein except as otherwise specifically provided herein.

5.              GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

Company hereby further covenants and agrees with each Purchaser as follows:

5.1          Compliance with Transaction Documents. Company shall comply with, observe, and timely perform each and every one of Company’s covenants, agreements, and obligations under the Transaction Documents.

5.2          Affiliate Transactions. Company shall not itself, nor shall it cause, permit, or allow any Subsidiary of Company to, enter into any transaction, including the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Company except in the ordinary course of business and pursuant to the reasonable requirements of Company’s or such Affiliate’s business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to Company or such Affiliate than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3            Compliance with Laws.

5.3.1          Generally. Company shall comply and cause each of its Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders, and restrictions in respect of the conduct of its business and the ownership of its properties, except, in each case, where such noncompliance would not reasonably be expected to have a Material Adverse Effect on Company.

5.3.2          Regulated Activities. Company shall not itself, nor shall it cause, permit, or allow any Subsidiary of Company to, (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on Company or Bank, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets, or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations.

5.3.3          Taxes. Company shall and shall cause each of its Subsidiaries to promptly pay and discharge all taxes, assessments, and other governmental charges imposed upon Company or any such Subsidiary or upon the income, profits, or property of Company or any such Subsidiary and all claims for labor, material, or supplies that, if unpaid, might by law become a lien or charge upon the property of Company or any such Subsidiary. Notwithstanding the foregoing, none of Company or any Subsidiary of Company shall be required to pay any such tax, assessment, charge, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of Company or such Subsidiary.

5.3.4          Corporate Existence. Company shall do or cause to be done all things reasonably necessary to maintain, preserve, and renew its corporate existence and that of Bank and its and Bank’s rights and franchises; provided, however, that Company may consummate a merger or consolidation in which (i) Company is the surviving entity, or (ii) if Company is not the surviving entity, Company and the surviving entity comply in all respects with Section 4 (Merger and Sale of Assets) of the Subordinated Notes and the surviving entity assumes, by operation of law or otherwise, all of the obligations of Company under the Subordinated Notes, and in connection with any such merger, Bank may be merged with and/or into another insured depository institution.

5.3.5          Dividends, Payments, and Guarantees During an Event of Default. During the continuance of an Event of Default, except as required by any federal or state Governmental Agency, Company agrees not to: (a) declare or pay any dividends on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase ,or redeem any of Company’s debt that ranks equal with or junior to the Subordinated Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s capital stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of shares of any class of Company’s capital stock related to the issuance of common stock or rights under any benefit plans for Company’s directors, officers, or employees or any of Company’s dividend reinvestment plans.

5.3.6          Tier 2 Capital. If all or any portion of the Subordinated Notes, to the extent that the Subordinated Notes are treated as Tier 2 Capital, ceases to be deemed, or there is a material risk that all or any portion of the Subordinated Notes will, within 120 days, cease to be deemed, to be Tier 2 Capital as a result of a change in law or regulation by any judicial, legislative, or regulatory authority that becomes effective after the date of issuance of the Subordinated Notes, other than due to the limitation imposed on the capital treatment of subordinated debt during the five years immediately preceding the Maturity Date of the Subordinated Notes, Company will immediately notify the Purchasers, and thereafter Company shall have the option to redeem the Subordinated Notes, in whole but not in part, in accordance with the terms of the Subordinated Notes. If Company elects to restructure the Subordinated Notes to qualify as Tier 2 Capital (which Company shall have the right to do), Company and the Purchasers shall work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

5.4          Absence of Control. It is the intent of the parties to this Agreement that in no event shall any Purchaser, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, Company, and no Purchaser shall exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Company. If requested by the Board of Governors of the Federal Reserve System, the Purchasers shall enter into a customary passivity commitment with respect to Company.

5.5          Secondary Market Transactions. To the extent and so long as not violative of Section 6.4, subject to Section 6.7 and its compliance with all applicable securities and other laws, rules, and regulations, each Purchaser shall have the right at any time and from time to time to securitize its Subordinated Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Subordinated Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, Company shall reasonably cooperate with the Purchasers and otherwise reasonably assist the Purchasers in satisfying the market standards to which Purchasers customarily adhere or that may be reasonably required in the marketplace or by applicable rating agencies in connection with such Secondary Market Transactions. Each Purchaser shall be responsible for the cost and expenses of any such Secondary Market Transaction. Subject to any Company, Bank, or other Company Subsidiary confidentiality obligations, including the terms of any non-disclosure agreement between the Purchaser and Company, Purchaser may furnish information regarding Company, without liability except in the case of gross negligence or willful misconduct, to any Person reasonably deemed necessary by a Purchaser in connection with such Secondary Market Transaction. Each Purchaser shall cause any Person to whom such Purchaser wishes to deliver confidential Company information related to the Secondary Market Transaction to execute and deliver to Company a non-disclosure agreement reasonably acceptable to Company unless such Person is a party to a commercially reasonable non-disclosure agreement to which Company is a third party beneficiary. All documents, financial statements, appraisals, and other data relevant to Company or the Subordinated Notes, may be retained by any such Person, subject to the terms of any applicable non-disclosure agreement.

5.6          Bloomberg. Company shall use commercially reasonable efforts to cause the Subordinated Notes to be quoted on Bloomberg.

5.7          Rule 144A Information. While any Subordinated Notes remain “restricted securities” within the meaning of Rule 144(a) promulgated under the Securities Act, Company will make available, upon request, to any seller of such Subordinated Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless Company is then subject to Section 13 or 15(d) of the Exchange Act.

6.              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.

Each Purchaser hereby represents and warrants to Company, and covenants with Company, severally and not jointly, as follows:

6.1          Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

6.2          Authorization and Execution. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and, assuming due authorization, execution, and delivery by Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement hereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and (b) rules of law governing specific performance, injunctive relief, or other equitable principles or by other general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

6.3          No Conflicts. None of the execution, delivery or performance of the Transaction Documents by such Purchaser nor the consummation of any of the transactions contemplated thereby will conflict with, violate, or constitute a breach of or a default (with the passage of time, the giving of notice, or otherwise) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it, or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it.

6.4          Purchase for Investment. It is purchasing the Subordinated Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing, or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness ,or commitment providing for, or that is likely to compel, a disposition of the Subordinated Notes in any manner.

6.5          Institutional Accredited Investor. It is an institutional “accredited investor” within the meaning of in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) or (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.

6.6          Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Subordinated Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial, or other advisors with regard to, the legal, financial, tax, and other considerations involved in deciding to invest in the Subordinated Notes.

6.7          Private Placement; Registration of Securities. It understands and acknowledges that the offer and sale of the Subordinated Notes have not been registered under the Securities Act and are being offered and sold by Company in reliance on the exemptions from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or under applicable state securities laws, and accordingly, may be resold, pledged, or otherwise transferred by it only if registered under the Securities Act and applicable state securities laws or exemptions from the Securities Act and applicable state securities laws are available to it. It further understands and acknowledges that Company will not be obligated in the future to register the resale of the Subordinated Notes under the Securities Act or under any state securities laws, or to register the Subordinated Notes under the Exchange Act, and that neither Placement Agent nor Company has made or is making any representation, warranty, or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge, or other transfer of the Subordinated Notes. It is not subscribing for the Subordinated Notes as a result of or subsequent to any advertisement, article, notice, or other communication published in any website, newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting. It further acknowledges and agrees that all certificates or other instruments representing the Subordinated Notes will bear the restrictive legend set forth in the form of Subordinated Note. It further acknowledges its primary responsibilities under the Securities Act and state securities laws and, accordingly, will not sell or otherwise transfer the Subordinated Notes or any interest therein without complying with the requirements of the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder, as well as the requirements set forth in this Agreement.

6.8          Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Subordinated Notes involves substantial risk, including those set forth in Company’s Reports. It has the ability to bear the economic risk of the prospective investment in the Subordinated Notes, including the ability to hold the Subordinated Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in Company.

6.9          Information. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Subordinated Notes were registered under the Securities Act, nor is it being provided with any registration statement, offering circular, or prospectus prepared in connection with the offer and sale of the Subordinated Notes; (ii) it has conducted its own examination of Company and the terms of the Subordinated Notes to the extent it deems necessary to make its decision to invest in the Subordinated Notes; and (iii) it has availed itself of publicly available financial and other information concerning Company to the extent it deems necessary to make its decision to purchase the Subordinated Notes. It has reviewed the information set forth in Company’s Reports and the exhibits and schedules hereto and otherwise disclosed to it in connection with the negotiation and execution of this Agreement and its purchase of Subordinated Notes.

6.10          Access to Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement.

6.11          Investment Decision. It has made its own investment decision based upon its own judgment, due diligence, and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person, including Placement Agent. Neither any inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend, or affect its right to rely on Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation, or warranty made by any Person by or on behalf of Company, including, without limitation, Placement Agent, except for the express statements, representations, and warranties of Company made or contained in this Agreement. Furthermore, it acknowledges that (i) Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax, accounting, or investment advice.

6.12          Placement Agent. It will purchase the Subordinated Note(s) directly from Company and not from Placement Agent and understands that neither Placement Agent nor any other broker or dealer has any obligation to make a market in the Subordinated Notes.

6.13          Tier 2 Capital. To the extent the Subordinated Notes are treated as Tier 2 Capital, if Company notifies the Purchasers, pursuant to Section 5.3.6, that all or any portion of the Subordinated Notes ceases to be deemed, or there is a material risk that all or any portion of the Subordinated Notes will, within 120 days, cease to be deemed, to be Tier 2 Capital and Company notifies Purchasers of its election to restructure the Subordinated Notes to qualify as Tier 2 Capital, the Purchasers shall work together with Company in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital.

6.14          Accuracy of Representations. It understands that Placement Agent and Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements in connection with the transactions contemplated by this Agreement including in connection with its reliance on the exemptions from registration referred to in Section 6.7, and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify Placement Agent and Company.

6.15          Not Savings Accounts, etc. It acknowledges and agrees that the Subordinated Notes are not savings accounts or deposits of Bank and are not insured or guaranteed by the FDIC or any other Governmental Agency, and that no Federal or state governmental agency, including any Governmental Agency, has passed upon or will pass upon the offer or sale of the Subordinated Notes or has made or will make any finding or determination as to the fairness of this investment.

6.16          Representations and Warranties Generally. The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof. None of the representations, warranties, covenants or agreements made in this Agreement by Purchaser contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances when made. Any certificate signed by a duly authorized representative of Purchaser and delivered to Company or to counsel for Company shall be deemed to be a representation and warranty by Purchaser to Company as to the matters set forth therein. Purchaser hereby agrees and acknowledges that Purchaser’s purchase of the Subordinated Notes at Closing pursuant to Sections 2 and 3 shall constitute Purchaser’s affirmative representation and warranty that (i) the representations and warranties of Purchaser set forth in this Agreement are true and correct on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such that representations and warranties are made as of a specified date, in which case such representations and warranties shall be affirmed true and correct as of such date(s)), and that none of the representations, warranties, covenants, or agreements made in this Agreement by Purchaser contains any untrue statement of a material fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances as of the Closing Date, and (ii) Purchaser has performed, satisfied, and complied with in all material respects all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by Purchaser at or prior to Closing.

7.              TERMINATION.

7.1          Termination by Purchaser. Each Purchaser may terminate this Agreement, with respect to such Purchaser only (a) at any time prior to the Closing Date by written notice given by such Purchaser to Company if such Purchaser shall decline to purchase the Subordinated Notes for any reason permitted by this Agreement or, (b) on the Closing Date if any condition described in Sections 3.2 or 3.4 is not fulfilled or waived in writing by such Purchaser on or prior to the Closing Date.

7.2          No Liability for Termination. Any termination pursuant to this Section 7 shall be without liability on the part of (i) Company to Purchasers or (ii) Purchasers to Company.

8.               MISCELLANEOUS.

8.1        Prohibition on Assignment. Except as described in Section 4 (Merger and Sale of Assets) of the Subordinated Notes, Company may not assign, transfer, or delegate any of its rights or obligations under this Agreement with respect to any Purchaser without the prior written consent of such Purchaser. In addition, in accordance with the terms of the Subordinated Notes, any transfer of such Subordinated Notes must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

8.2     Time of the Essence. Time is of the essence of this Agreement.

 8.3          Waiver or Amendment. No amendment of any term, provision, condition, covenant, or agreement herein shall be effective unless in writing and signed by Company and by each Purchaser against whom enforcement of such amendment is sought. No failure to exercise or delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice to or demand on Company in any case shall, in itself, entitle Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by Purchasers to or of any breach or default by Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Company hereunder. Failure on the part of Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by Company.

8.4          Severability. Any provision of this Agreement that is unenforceable, invalid, or contrary to law, or the inclusion of which would adversely affect the validity, legality, or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such provision had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.5          Notices. Any notice that any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if (a) delivered personally, (b) mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or (c) delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to Company:	Howard Bancorp, Inc. 3301 Boston Street Baltimore, MD 21224 Attention: General Counsel

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, a professional corporation 100 Light Street Baltimore, MD 21202 Attention: Frank C. Bonaventure

if to Purchasers:	To the addresses indicated on Schedule I.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).

8.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns; except that, unless a Purchaser consents in writing, no assignment made by Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of Company with respect to such Purchaser. The term “successors and assigns” will include a purchaser of any of the Subordinated Notes from any Purchaser if such purchase was conducted in accordance with the Assignment Form attached to the Subordinated Notes.

8.7          No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser shall be deemed to make a Purchaser a partner or joint venturer with Company.

8.8          Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance reasonably satisfactory to such Purchaser.

8.9          Entire Agreement. This Agreement and the Subordinated Notes along with the Exhibits hereto and thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition, or other term that is not set forth in this Agreement or in the Subordinated Notes.

8.10          Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to its laws or principles of conflict of laws. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

8.11          No Third Party Beneficiary. This Agreement is made for the sole benefit of Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Agreement.

8.12          Legal Tender of United States. All payments hereunder shall be made in coin or currency that at the time of payment is legal tender in the United States of America for public and private debts.

8.13          Captions; Counterparts. Captions contained in this Agreement in no way define, limit, or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronically transmitted signature page were an original thereof.

8.14          Knowledge; Discretion. All references herein to a Purchaser’s or Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s Chief Executive Officer and Chief Financial Officer or such other individuals holding equivalent offices or performing similar functions. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

8.15          Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF COMPANY OR PURCHASERS. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY ITS COUNSEL AND IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES TO ENTER INTO THIS AGREEMENT, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16          Expenses. Except as otherwise provided in this Agreement, including this Section 8.16, each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. The Eligible Purchasers shall be entitled to reimbursement from Company at Closing for the reasonable out-of-pocket fees and expenses (including attorneys’ fees) incurred by the Eligible Purchasers in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Company’s reimbursement obligation shall not exceed $5,000, in the aggregate, for all Eligible Purchasers.

8.17          Survival. Each of the representations and warranties set forth in this Agreement shall survive for a period of one year after the Closing Date. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

HOWARD BANCORP, INC.

By:
	Name:	Mary Ann Scully
	Title:	Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

[Name]

By:

Name:

Title:

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

SCHEDULE I

Purchaser’s Name, Address and State of Principal Place of Business	Subordinated Note Amount ($)

Aggregate Amount of Subordinated Notes:	$25,000,000

I-1

EXHIBIT A
FORM OF SUBORDINATED NOTE

[See attached]

A-1

EXHIBIT B
FORM OF OPINION OF COUNSEL

1.          Based solely on the applicable certificate of existence issued by the Maryland State Department of Assessments and Taxation dated [●], 2018, Company is duly incorporated and existing and in good standing under the laws of the State of Maryland.

2.          Based solely on the applicable certificate issued by the Commissioner of Financial Regulation of the State of Maryland dated [●], 2018, and the applicable certificate of existence issued by the Maryland State Department of Assessments and Taxation dated [●], 2018, the Bank is duly existing as a Maryland trust company with all the powers of a commercial bank and is in good standing under the laws of the State of Maryland.

3.          Each of Company and the Bank has the corporate power to carry on its business as currently conducted and to own or lease and to operate its current properties and assets.

4.          Based solely on the applicable certificate from the Board of Governors of the Federal Reserve System, Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

5.          Based solely upon the FDIC certification dated [●], 2018, certifying that the Bank is an insured depositary institution under the provisions of the Federal Deposit Insurance Deposit Act, the Bank is an “insured depository institution” under Section 3(c)(2) of the Federal Deposit Insurance Act, as amended.

6.          Company has the corporate power to execute and deliver, and to perform its obligations under, the Transaction Documents.

7.          The Agreement has been duly authorized, executed, and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Agreement may not be enforceable for other reasons, but, subject to the other qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Agreement invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

8.          The Paying Agent Agreement has been duly authorized, executed, and delivered by Company and constitutes the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Paying Agent Agreement may not be enforceable for other reasons, but, subject to the other qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Paying Agent Agreement invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

B-1

9.          The Subordinated Notes to be issued and sold by Company to Purchasers pursuant to the Agreement have been duly authorized by Company and, when duly executed by Company and issued and delivered by Company to and paid for by Purchasers in accordance with the terms of the Agreement and the Paying Agent Agreement, will constitute valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer, or other laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and except that certain remedies, waivers, and other provisions of the Subordinated Notes may not be enforceable for other reasons, but, subject to the other qualifications set forth in this opinion letter, such unenforceability will not, in our opinion, render the Subordinated Notes invalid as a whole or substantially interfere with the practical realization of the principal legal benefits intended to be provided thereby, except to the extent of any procedural delay and the economic consequences that may result therefrom.

10.          The execution and delivery by Company of, and the performance by Company of its agreements and obligations under, the Transaction Documents do not (i) to such counsel’s knowledge, violate any applicable provisions of the Maryland General Corporation Law, (ii) to such counsel’s Actual Knowledge (and without having ordered or reviewed any judgment, order, or other searches, either in the public domain or of Company), violate any court order or judgment specifically directed to Company of any agency or court of the State of Maryland having jurisdiction over Company and known to such counsel, or (iii) violate the Charter or Bylaws of Company, each as currently in effect.

11.          Assuming the truth and accuracy of the representations and warranties of each of the Purchasers set forth in the Agreement and the Additional Note Purchase Agreements, the Subordinated Notes to be issued and sold by Company to Purchasers pursuant to the Agreement will be issued in one or more transaction(s) exempt from the registration requirements of the Securities Act.

B-2

EXHIBIT C

CERTAIN DISCLOSURES CONCERNING
STIFEL, NICOLAUS & COMPANY, INCORPORATED

Stifel, Nicolaus & Company, Incorporated (“Stifel”) is a broker dealer affiliate of Keefe, Bruyette & Woods, Inc. On December 6, 2016, a final judgment (the “Judgment”) was entered against Stifel by the United States District Court for the Eastern District of Wisconsin (Civil Action No. 2:11-cv-00755) resolving a civil lawsuit filed by the U.S. Securities & Exchange Commission (the “SEC”) in 2011 involving violations of several antifraud provisions of the federal securities laws in connection with the sale of synthetic collateralized debt obligations to five Wisconsin school districts in 2006. As a result of the Judgment: (i) Stifel is required to cease and desist from committing or causing any violations and any future violations of Section 17(a)(2) and 17(a)(3) of the Securities Act; and (ii) Stifel and a former employee were jointly liable to pay disgorgement and prejudgment interest of $2.44 million. Stifel was also required to pay a civil penalty of $22.5 million, of which disgorgement and civil penalty Stifel was required to pay $12.5 million to the school districts involved in this matter.

Simultaneously with the entry of the Judgment, the SEC issued an Order granting Stifel a waiver from, among other things, the application of the disqualification provisions of Rule 506(d)(1)(iv) of Regulation D under the Securities Act.

A copy of the Judgment is available on the SEC’s website at: https://www.sec.gov/litigation/litreleases/2016/lr23700-final-judgment.pdf.

C-1